EXHIBIT 1(a)
                        FLORIDA POWER & LIGHT COMPANY

                               FORM OF PROPOSAL

                             Submission Deadline:
                                    1 p.m.

                                 $135,000,000
                             First Mortgage Bonds
                                 7.05% Series

                             Due December 1, 2026

                      Proceeds to FPL: 98.021% Per Bond
                          plus accrued interest from
                               December 1, 1993
                           to the date of delivery

December 6, 1993

Ms. Dilek L. Samil, Treasurer
Florida Power & Light Company
700 Universe Boulevard
Juno Beach, Florida 33408

Florida Power & Light Company (FPL) has invited proposals for the purchase of $135 million principal amount of its First Mortgage Bonds. It is understood that FPL will either accept one proposal for the purchase of $135 million principal amount of First Mortgage Bonds to be due December 1, 2026 (the "First Mortgage Bonds") or will reject all proposals.

Such proposals are to be communicated by telephone to FPL as per the Request for Proposals letter dated November 9, 1993 ("Letter") no later than the Pricing Time (as defined in the Letter). Upon acceptance by FPL of a proposal, the designated firm shall immediately transmit by facsimile a completed and executed Form of Proposal to FPL at (407) 694-6299, attention: Peter D. Boylan, Assistant Treasurer. The redemption provisions and other terms associated with such First Mortgage Bonds are set forth in the Form of Prospectus Supplement (draft of December 6, 1993) and in the Prospectus dated April 28, 1993 for the First Mortgage Bonds.

The firms or corporations named in the attached Schedule A (Prospective Purchasers) submit the following proposal:

    1. The stated annual interest to be borne by the First Mortgage Bonds expressed as a percentage of the principal amount thereof shall be as set forth above; and each of the Prospective Purchasers, severally, hereby offers to purchase the principal amount of First Mortgage Bonds set forth opposite its name in Schedule A attached hereto from FPL at 98.021% of the principal amount thereof, plus accrued interest from December 1, 1993 to the date of delivery, upon the terms and conditions set forth in the attached Underwriting Agreement.

    2. The Prospective Purchasers agree that (a) their offer included in this proposal shall be irrevocable until one hour after the Pricing Time, New York time unless such proposal is sooner rejected by FPL; (b) if this proposal shall be accepted by FPL, they will forthwith furnish to FPL all information which is required to complete the Prospectus Supplement; and (c) if this proposal shall be accepted by FPL by execution and delivery of the same, the accepted proposal and the attached Underwriting Agreement shall together thereupon become effective without any separate execution of such Underwriting Agreement and shall constitute the agreement between FPL and the Prospective Purchasers, and all rights of FPL and the Prospective Purchasers shall be determined solely in accordance with the terms thereof, subject, however, to such modifications therein as may be necessary and as may be mutually agreed upon by FPL and the Prospective Purchasers.

    3. Within one hour after the Pricing Time, New York time, FPL may accept at its option the proposal which provides it with the lowest effective interest cost or reject all proposals. The effective interest cost will be determined as set forth in the Letter. This proposal shall be deemed rejected by FPL if it shall not have been accepted by FPL one hour after the

Pricing Time, New York time, and FPL reserves the right in its sole discretion to reject any and all proposals.

      In case two or more proposals provide the identical effective interest cost, FPL (unless it rejects all proposals) will give the bidders of such identical bids an opportunity to improve their proposals. If no improved proposals shall be made by such bidders within the time specified by FPL, or if upon the submission of such revised proposals, two or more of such proposals provide FPL with the identical lowest effective interest cost, FPL may accept any one of such identical proposals at its discretion. FPL reserves the right to reject any and all proposals.

    4. The validity and interpretation of this proposal shall be governed by the laws of the State of New York.

    5. Each of the Prospective Purchasers acknowledges receipt of a copy of the Letter, the Form of Prospectus Supplement (draft of December 6, 1993), the Prospectus dated April 28, 1993 and the
Underwriting Agreement.

    6. The undersigned state that, if this proposal is accepted, the expected initial offering price to the public of the First Mortgage Bonds shall not exceed the purchase price to be paid to FPL pursuant to paragraph 1 above (excluding accrued interest) plus 7/8% of the principal amount of such First Mortgage Bonds.

    7. The delivery of the First Mortgage Bonds and payment therefor will be at 9:00 a.m. on a day not later than 10 business days subsequent to the Pricing Date, at the offices of Reid & Priest, 28th Floor, 40 West 57th Street, New York, New York 10019.

                                          Very truly yours,

                                          For Themselves and as
                                          Representative(s)



                                          By:      GOLDMAN, SACHS & CO.
                                          Title:   Goldman, Sachs & Co.
                                          Address: 85 Broad Street
                                                   New York, New York 10004

This proposal for the purchase of $135 million principal amount of First Mortgage Bonds is accepted as of the date set forth below:

Florida Power & Light Company


By:   PETER D. BOYLAN
    Assistant Treasurer

Date:December 6, 1993

This Form of Proposal must be completed, signed and submitted with the attached Schedule A completed. A copy of the Prospective Purchaser's Questionnaire must have been previously provided to FPL, c/o Reid & Priest, by each Prospective Purchaser.

                                  SCHEDULE A


        Prospective Purchaser                Principal Amount
GOLDMAN, SACHS & CO.                            $135,000,000








                                 TOTAL          $135,000,000

                                  Exhibit A









December 6, 1993



Ms. Dilek Samil, Treasurer
Florida Power & Light Company
700 Universe Boulevard
Juno Beach, Florida 33408-0420

Dear Ms. Samil:

The following information is provided to FPL by and on behalf of the undersigned:

(1) the Underwriting Discount shall be .400% of the principal amount of the bonds; and
(2) the price to the public shall be 98.421% of the principal amount of the bonds.

FPL is authorized to use this information in the preparation of the Prospectus Supplement in connection with the offer and sale of $135,000,000 of First Mortgage Bonds, 7.05% Series due December 1, 2026.

Very truly yours,




    GOLDMAN, SACHS & CO.
By: Goldman, Sachs & Co.
    85 Broad Street
    New York, New York 10004

                        FLORIDA POWER & LIGHT COMPANY
            $135 Million Principal Amount of First Mortgage Bonds
                      7.05% Series due December 1, 2026
                            Underwriting Agreement
                                                         December 6, 1993

     Agreement between Florida Power & Light Company, a Florida corporation ("FPL"), and the several Underwriters, or the Underwriter, as the case may be, named in Schedule A to the Form of Proposal (the "Proposal") to which this underwriting agreement is attached (the underwriting agreement, together with the Proposal, are referred to jointly herein as "this agreement" or the "Underwriting Agreement") relating to the issuance and sale by FPL of its First Mortgage Bonds of the series designation, with the terms and in the principal amount as set forth in this agreement (the "Bonds").

     The term "Underwriters" as used herein shall be deemed to mean the firm or corporation or the several firms or corporations named in Schedule A to the Proposal and any underwriter substituted as provided in Section 4 hereof and the term "Underwriter" shall be deemed to mean one of such Underwriters. The term "Representatives," as used herein, shall be deemed to mean the representative or representatives, if any, named in the questionnaire heretofore submitted to FPL by each of the Underwriters, who by signing the Proposal represent that it or they have been authorized by each Underwriter to sign such Proposal and enter into this agreement on behalf of such Underwriter and to act for it in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint. If more than one firm is named in Schedule
A to the Proposal, any action under or in respect of this agreement may be taken by such firms jointly as the Representatives or by one of the firms acting on behalf of the Representatives and such action will be binding upon all the Underwriters.

     The Bonds will be a series of First Mortgage Bonds ("First Mortgage Bonds") issued by FPL under its Mortgage and Deed of Trust, dated as of January 1, 1944, to Bankers Trust Company, as Trustee, and The Florida National Bank of Jacksonville (now resigned), as heretofore supplemented and as it will be further supplemented by a supplemental indenture relating to the Bonds ("Supplemental Indenture") in substantially the form heretofore delivered to the Representatives. Such Mortgage and Deed of Trust as it has been and will be so supplemented is hereinafter called the "Mortgage".

     FPL has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, including a prospectus ("registration statement No. 33-61390"), for the registration of $1,220,300,000 aggregate principal amount of its First Mortgage Bonds ("First Mortgage Bonds") under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has been declared effective by the Commission. References herein to the term "Registration Statement" as of any given date shall mean registration statement No. 33-61390, as amended or supplemented to such date, including all documents incorporated by reference therein as of such date pursuant to Item 12 of Form S-3 ("Incorporated Documents"). References herein to the term "Prospectus" as of any given date shall mean the prospectus forming a part of registration statement
No. 33-61390, as supplemented by a prospectus supplement relating to the Bonds proposed to be filed pursuant to Rule 424 of the general rules and regulations under the Securities Act ("Rule 424"), and as further amended or supplemented as of such date (other than amendments or supplements relating to First Mortgage Bonds other than the Bonds or, when referring to the Prospectus relating to a particular offering of the Bonds, Bonds other than the Bonds being offered on such date), including all Incorporated Documents. References herein to the term "Effective Date" shall be deemed to refer to the later of the time and date that registration statement No. 33-61390 was declared effective and of the filing of FPL's most recent Annual Report on Form 10-K. Prior to the termination of the offering of the Bonds, FPL will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus without prior notice to the Representatives and to Winthrop, Stimson, Putnam & Roberts, who are acting as counsel on behalf of the several Underwriters ("Counsel for the Underwriters"), or any such amendment or supplement to which the Representatives shall reasonably object in writing, or which shall be unsatisfactory to Counsel for the Underwriters.

     SECTION 1. Representations and Warranties of FPL. FPL represents and warrants to the several Underwriters that:

       (a) The Registration Statement at the Effective Date fully complied, and the Prospectus both on the date it is filed with, or transmitted for filing to, the Commission, pursuant to Rule 424 (such date, the "424 Date") and at the Closing Date (as hereinafter defined), and the Registration Statement and the Mortgage at the Closing Date, will fully comply, in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended (the "1939 Act"), as applicable and, in each case, the applicable instructions, rules and regulations of the Commission with respect thereto; at the Effective Date, the Registration Statement did not, and at the Closing

     Date, the Registration Statement will not, contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the 424 Date and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and the Incorporated Documents, when filed with the Commission, fully complied or will fully comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable instructions, rules and regulations of the Commission thereunder; provided, that the foregoing representations and warranties in this subsection (a) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to FPL by or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus, or to any statements in or omissions from the Statement of Eligibility and Qualification on Form T-1, or amendments thereto, of the Trustee under the Mortgage.

       (b) The financial statements included as part of or incorporated by reference in the Prospectus present fairly the financial condition and operations of FPL at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Registration Statement; and Deloitte & Touche, who have audited the audited financial statements, are independent public accountants as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.

       (c) Except as reflected in or contemplated by the Registration Statement and the Prospectus, since the respective most recent dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change in the business, properties or financial condition of FPL nor has any material transaction been entered into by FPL other than changes and transactions contemplated by the Registration Statement and Prospectus, and transactions in the ordinary course of business. FPL has no material contingent obligation which is not disclosed in the Registration Statement and Prospectus.

       (d) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof on the part of FPL to be fulfilled have been duly authorized by all necessary corporate action of FPL in accordance with the provisions of its Restated Articles of Incorporation, as amended, (the "Charter"), by-laws and applicable law, and the Bonds when issued and delivered as provided herein will constitute legal, valid and binding obligations of FPL in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights generally and equitable limitations on the enforceability of specific remedies.

       (e) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof and the compliance by FPL with all the terms and provisions of the Mortgage will not result in a breach of any of the terms or provisions of, or constitute a default under, FPL's Charter, by-laws or any indenture, mortgage, deed of trust or other agreement or instrument to which FPL is now a party, or violate any law or any order, rule, decree or regulation applicable to FPL of any Federal or state court, regulatory board or body or administrative agency having jurisdiction over FPL or any of its property, except where such breach, default or violation would not have a material adverse effect on the business, properties or financial condition of FPL.

       (f) All the property to be subjected to the lien of the Mortgage will be adequately described therein.

     SECTION 2. Purchase and Sale. On the basis of the representations and warranties herein contained, and subject to the terms and conditions in this agreement set forth, FPL agrees to sell to the respective Underwriters named in Schedule A to the Proposal, severally and not jointly, and the respective Underwriters agree, severally and not jointly, to purchase from FPL, the respective principal amounts of Bonds set forth opposite their respective names in Schedule A to the Proposal at the purchase price set forth in the Proposal.

     SECTION 3. Public Offering. The Underwriters propose to make a bona fide public offering of the Bonds as set forth in the Prospectus, such public offering to be made as soon after the execution of this agreement as practicable, subject, however, to the terms and conditions of this agreement.

     SECTION 4. Time and Place of Closing, Default of Underwriter. Delivery of the Bonds and payment therefor by certified or official bank check or checks, payable to the order of FPL in New York Clearing House or similar next day funds, shall be made at the time, date and place set forth in the Proposal, or at such other time, date or place as shall be agreed upon in writing by FPL and the Representatives. The hour and date of such delivery and payment are herein called the "Closing Date".

     The Bonds shall be delivered to the Representatives for the respective accounts of the Underwriters in fully registered form in such authorized denominations and registered in such names as the Representatives may reasonably request in writing not later than 12:30 p.m., New York City time, on the third business day prior to the Closing Date, or to the extent not so requested, registered in the names of the respective Underwriters in such authorized denominations as FPL shall determine. For the purpose of expediting the checking of the Bonds by the Representatives on behalf of the Underwriters, FPL agrees to make such Bonds available to the Representatives for such purpose at the office of Bankers Trust Company, 4 Albany Street, New York, New York, not later than 2:00 p.m., New York City time, on the business day preceding the Closing Date, or at such other time and place as may be agreed upon by FPL and the Representatives.

     If any Underwriter shall fail to purchase and pay for the principal amount of the Bonds which such Underwriter has agreed to purchase and pay for hereunder (otherwise than by reason of any failure on the part of FPL to comply with any of the provisions contained herein), the non-defaulting Underwriters shall be obligated to take up and pay for (in addition to the respective principal amount of the Bonds set forth opposite their respective names in Schedule A to the Proposal) the principal amount of the Bonds which such defaulting Underwriter or Underwriters failed to take up and pay for, up to a principal amount thereof equal to, in the case of each such remaining Underwriter, ten percent (10%) of the principal amount of the Bonds set forth opposite the name of such remaining Underwriter in said Schedule A to the Proposal, and such remaining Underwriters shall have the right, within 24 hours of receipt of such notice, either to take up and pay for (in such proportion as may be agreed upon among them), or to substitute another Underwriter or Underwriters, satisfactory to FPL, to take up and pay for, the remaining principal amount of the Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase.
If any unpurchased Bonds still remain, then FPL shall be entitled to a further period of 24 hours within which to procure another party or other parties, members of the National Association of Securities Dealers, Inc. (or, if not members of such Association, who are not eligible for membership in said Association and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with said Association's Rules of Fair Practice) and satisfactory to the Representatives to purchase such Bonds on the terms herein set forth. In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify FPL that they have arranged for the purchase of such Bonds, or FPL notifies the non-defaulting Underwriters that it has arranged for the purchase of such Bonds, the non-defaulting Underwriters or FPL shall have the right to postpone the Closing Date for a period of not more than three full business days beyond the expiration of the respective prescribed periods in order to effect whatever changes may thus be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements. In the event that neither the non-defaulting Underwriters nor FPL has arranged for the purchase of such Bonds by another party or parties as above provided, then this agreement shall terminate without any liability on the part of FPL or any Underwriter (other than an Underwriter which shall have failed or refused, otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder, to purchase and pay for the Bonds which such Underwriter has agreed to purchase as provided in Section 2 hereof), except as otherwise provided in subsections (c) and (e) of Section 5 hereof.

     SECTION 5.   Covenants of FPL.  FPL agrees that:

       (a) It will promptly transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424.

       (b) It will deliver to the Representatives and to Counsel for the Underwriters one signed copy of the Registration Statement or, if a signed copy is not available, one conformed copy of the Registration Statement certified by an officer of FPL to be in the form as originally filed, including all Incorporated Documents and all exhibits except those incorporated by reference, which relate to the Bonds, including a signed or conformed copy of each consent and certificate included therein or filed as an exhibit thereto. FPL will deliver to the Underwriters through the Representatives as soon as practicable after the date of this agreement as many copies of the Prospectus as the Representatives may reasonably request for the purposes contemplated by the Securities Act. FPL will promptly advise the Representatives of the issuance of any stop order under the Securities Act with respect to the Registration Statement or the institution of any proceedings therefor of which FPL shall have received notice prior to the termination of the offering of the Bonds hereunder. FPL will use its best efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof, if issued.

       (c) It will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement and Prospectus, (ii) the issuance and delivery of the Bonds as provided in Section 4 hereof, (iii) the preparation, execution, filing and recording of the Supplemental Indenture, and (iv) the printing and delivery to the Representatives for the account of the Underwriters, in reasonable quantities, of copies of the Registration Statement and the Prospectus and the Supplemental Indenture and will pay all taxes, if any (but not including any transfer taxes), on the issuance of the Bonds and the recordation of the Supplemental Indenture. FPL shall not, however, be required to pay any amount for any expenses of the Representatives or any of the Underwriters, except as provided in Sections 6 and 7 hereof and except that if this agreement shall be terminated in accordance with the provisions of Section 6, 7 or 9 hereof, FPL will pay the fees and disbursements of Counsel for the Underwriters, whose fees and disbursements the Underwriters agree to pay in any other event. FPL shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

       (d) During a period of nine months after the date of this agreement, if any event relating to or affecting FPL or of which FPL shall be advised in writing by the Representatives shall occur which, in FPL's opinion, should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading in light of the circumstances when it is delivered to a purchaser, FPL will forthwith at its expense prepare and furnish to the Representatives a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus which will supplement or amend the Prospectus so that as supplemented or amended it will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to activities of any of the Underwriters, then the Underwriters shall assume the expense of preparing and furnishing copies of any such amendment or supplement. In case any Underwriter is required to deliver a Prospectus after the expiration of nine months after the date of this agreement, FPL upon the request of the Representatives will furnish to the Representatives, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended Prospectus or supplements or amendments to the Prospectus complying with Section 10 of the Securities Act.

       (e) It will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue sky laws of such jurisdictions as the Representatives may designate and will pay filing fees in the aggregate not exceeding $5,000, provided that FPL shall not be required to qualify as a foreign corporation or dealer in securities, or to file any consents to service of process under the laws of any jurisdiction, or to meet other requirements deemed by FPL to be unduly burdensome.

       (f) FPL will make generally available to its security holders, as soon as practicable, an earnings statement (which need not be audited, unless required so to be under Section 11(a) of the Securities Act) in reasonable detail covering the 12 months beginning not later than the first day of the quarter next succeeding the month in which occurred the effective date of the Registration Statement as defined in Rule 158 under the Securities Act.

       (g) On or before the Closing Date, FPL will cause (i) at least one counterpart of the Supplemental Indenture to be duly recorded in the States of Florida or Georgia and (ii) all intangible and documentary stamp taxes due in connection with the issuance of the Bonds and the recording of the Supplemental Indenture to be paid. Within 30 days following the Closing Date, FPL shall cause the Supplemental Indenture to be duly recorded in all other counties in which property of FPL is located.

     SECTION 6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Bonds shall be subject to the accuracy of, and compliance with, the representations and warranties of FPL contained herein on the Closing Date, to the performance by FPL of its obligations to be performed hereunder on or prior to the Closing Date and to the following conditions:

       (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date; no order of the Commission directed to the adequacy of any document incorporated by reference shall have been issued; no proceedings for either such purpose shall be pending before, or threatened by, the Commission on such date; and the Representatives shall have received, prior to payment for the Bonds, a certificate of FPL dated the Closing Date to the effect that, to the best of its knowledge, no such order is in effect and no proceedings for such purpose are pending before, or to the knowledge of FPL threatened by, the Commission.

       (b) On the Closing Date, there shall be in full force and effect an authorization of the Florida Public Service Commission with respect to the issuance and sale of the Bonds on the terms herein stated or contemplated, and containing no provision unacceptable to the Representatives by reason of the fact that it is materially adverse to FPL, it being understood that no authorization provided to Counsel for the Underwriters and in effect at the date of this agreement contains any such unacceptable provision.

       (c) At the Closing Date, the Representatives shall have received from Steel Hector & Davis, counsel to FPL, a favorable opinion (with a copy thereof for each of the Underwriters), which opinion will not pass upon compliance with provisions of the blue sky laws of any jurisdiction, in form and substance satisfactory to Counsel for the Underwriters, to the effect that:

          (i) FPL is a validly organized and existing corporation and is in good standing under the laws of the State of Florida, and is doing business in that State, and has valid franchises, licenses and permits adequate for the conduct of its business;
          (ii) FPL is a corporation duly authorized by its Charter to conduct the business which it is now conducting as set forth in the Prospectus; FPL is subject, as to retail rates and services, issuance of securities, accounting and certain other matters, to the jurisdiction of the Florida Public Service Commission; and FPL is subject, as to wholesale rates, accounting and certain other matters to the jurisdiction of the Federal Energy
       Regulatory Commission;
          (iii) the Mortgage has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid and binding instrument enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights generally and equitable limitations on the enforceability of specific remedies;
          (iv) the Bonds are valid and binding obligations of FPL in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights generally and equitable limitations on the enforceability of specific remedies, and are entitled to the benefit of the security afforded by the Mortgage;
          (v) the Registration Statement, at the Effective Date, and the Prospectus, at the 424 Date (except as to the financial statements and other financial or statistical data contained or incorporated by reference therein, upon which such opinion need not pass), complied as to form in all material respects with the applicable requirements of the Securities Act and the applicable instructions, rules and regulations of the Commission thereunder and the Incorporated Documents (except as to the financial statements and other financial or statistical data contained or incorporated by reference therein, upon which such opinion need not pass), at the time they were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder. The Registration Statement has become, and is at the Closing Date, effective under the Securities Act, and to the best of the knowledge of said counsel, no proceedings for a stop order with respect thereto are pending or threatened under
       Section 8 of the Securities Act;
          (vi) the consummation of the transactions herein contemplated and the fulfillment of the terms hereof and the compliance by FPL with all the terms and provisions of the Mortgage will not result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or by-laws of FPL or any indenture, mortgage, deed of trust or other agreement or instrument the terms of which are known to such counsel to which FPL is now a party, except where such breach or default would not have a material adverse effect on the business, properties or financial condition of FPL;
          (vii) nothing has come to the attention of said counsel that would lead them to believe that the Registration Statement
       (except as to financial statements and other financial or statistical data contained or incorporated by reference therein, upon which such opinion need not pass), at the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the 424 Date, and at the Closing Date (except as aforesaid) included or includes, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any supplements and amendments thereto and review and discussion of the contents thereof, but is without independent check or verification except as specified;

          (viii) the Bonds are being issued and sold pursuant to the authority contained in an order of the Florida Public Service Commission, which authority is adequate to permit the issuance and sale of the Bonds. To the best of the knowledge of said counsel, said authorization is still in full force and effect, and no further approval, authorization, consent or order of any public board or body (other than in connection or in compliance with the provisions of the blue sky laws of any jurisdiction) is legally required for the authorization of the issuance and sale of the Bonds;

          (ix) the Bonds conform, as to legal matters, with the statements concerning them made under the headings "New Bonds" and "Certain Terms of the Offered Bonds" in the Prospectus;

          (x)     the Mortgage is duly qualified under the 1939 Act;
          (xi) this agreement has been duly and validly authorized, executed and delivered by FPL;

          (xii) as to the Mortgaged and Pledged Property, as defined in the Mortgage, FPL has satisfactory title to any easements and personal properties, and good and marketable or insurable title in fee simple to any other real properties (except as FPL's interest is stated to be otherwise), subject only to Excepted Encumbrances, as defined in the Mortgage, to any lien, if any, existing or placed thereon at the time of acquisition thereof by FPL, to minor defects and encumbrances customarily found in the case of properties of like size and character and which, in the opinion of said counsel, would not impair the use thereof by FPL (all of which title exceptions, encumbrances, liens and defects are hereinafter referred to as "Exceptions"), and to the lien of the Mortgage; the Mortgage constitutes a valid, direct, and first mortgage lien upon the Mortgaged and Pledged Property now owned by FPL, subject, however, to the Exceptions and as set forth in the last sentence of this paragraph; and the description of properties in the Mortgage is adequate to constitute the Mortgage a lien on Mortgaged and Pledged Property hereafter acquired by FPL, subject, however, to the Exceptions and except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights generally and equitable limitations on the enforceability of specific remedies. The Supplemental Indenture is in proper form for recording in all places required; and upon such recording, the Supplemental Indenture will constitute adequate record notice to perfect the lien of the Mortgage as to all Mortgaged and Pledged Property acquired by FPL subsequent to the recording of the Ninety-third Supplemental Indenture and prior to the recording of the Supplemental Indenture; (xiii) except as stated or referred to in the Prospectus, there are no material pending legal proceedings to which FPL is a party or of which property of FPL is the subject which if determined adversely would have a material adverse effect on FPL, and, to the best of the knowledge of said counsel, no such proceeding is known to be contemplated by governmental authorities; and

          (xiv) the information contained in the Prospectus, which is stated therein to have been made in reliance upon the authority of said counsel or is specifically attributed to them, has been reviewed by them and is correct.

          In said opinion such counsel may rely as to all matters of New York law on an opinion of Reid & Priest and as to matters relating to Mortgaged and Pledged Property located in the State of Georgia, on an opinion of Smith, Gambrell & Russell.

       (d) At the Closing Date, the Representatives shall have received from Reid & Priest, counsel to FPL, a favorable opinion (with a copy thereof for each of the Underwriters), which opinion will not pass upon compliance with provisions of the blue sky laws of any jurisdiction, in form and substance satisfactory to Counsel for the Underwriters, to the same effect with respect to matters enumerated in paragraphs (iii) through (xi) in subsection (c) of this Section 6. In said opinion such Counsel may rely as to all matters of Florida law on the opinion of Steel Hector & Davis.

       (e) At the Closing Date, the Representatives shall have received from Counsel for the Underwriters a favorable opinion (with a copy thereof for each of the Underwriters) to the same effect with respect to the matters enumerated in (iii) - (v) and
     (vii) - (xi) of subsection (c) of this Section 6 as the opinion required by said subsection (c). In said opinion such counsel may rely as to all matters of Florida law on the opinion of Steel Hector & Davis, and will not pass upon the incorporation of FPL, titles to property, franchises or the lien of the Mortgage.

       (f) At the Closing Date, the Representatives shall have received from Deloitte & Touche a letter (with copies thereof for each of the Underwriters) to the effect that (i) they are independent public accountants with respect to FPL within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the consolidated financial statements audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder; (iii) on the basis of a reading of the unaudited condensed consolidated financial statements of FPL incorporated by reference in the Prospectus, the latest available interim unaudited consolidated financial statements of FPL since the close of FPL's most recent audited fiscal year, the minutes and consents of the Board of Directors, the Finance Committee of the Board of Directors, the Stock Issuance Committee of the Board of Directors, and Shareholder of FPL since the end of the most recent audited fiscal year, and inquiries of officials of FPL who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche make no representation as to the sufficiency of such procedures for the several Underwriters' purposes), nothing has come to their attention which caused them to believe that (a) the unaudited condensed consolidated financial statements of FPL incorporated by reference in the Prospectus (1) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder and (2) except as disclosed in the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of FPL incorporated by reference in the Prospectus, (b) at the date of the latest available interim balance sheet read by them and at a specified date not more than five days prior to the Closing Date there was any change in the common stock, additional paid-in capital, preferred stock or long-term debt of FPL and its subsidiaries, or decrease in their net assets, in each case as compared with amounts shown in the most recent consolidated balance sheet incorporated by reference in the Prospectus, except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur, or as occasioned by the declaration, provision for, or payment of dividends, or which are described in such letter, or (c) for the period from the date of the most recent consolidated balance sheet incorporated by reference in the Prospectus to the latest available interim balance sheet read by them and for the period from the date of the latest available interim balance sheet read by them to a specified date not more than five days prior to the Closing Date, there were any decreases, as compared with the corresponding period in the preceding year, in total consolidated operating revenues or in net income or net income available to FPL Group, Inc., except in all instances for decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and (iv) they have carried out certain procedures and made certain findings, as specified in such letter, with respect to certain amounts included in the Prospectus and Exhibit 12 to the Registration Statement and such other items as the Representatives may reasonably request.

       (g) Since the respective most recent dates as of which information is given in the Registration Statement and Prospectus and up to the Closing Date, there shall have been no material adverse change in the business, properties or financial condition of FPL, except as reflected in or contemplated by the Registration Statement and Prospectus, and since such dates and up to the Closing Date, there shall have been no material transaction entered into by FPL other than transactions disclosed by the Registration Statement and the Prospectus and transactions in the ordinary course of business; and at the Closing Date, the Representatives shall have received a certificate to such effect, signed by FPL.

       (h) All legal proceedings to be taken in connection with the issuance and sale of the Bonds shall have been satisfactory in form and substance to Counsel for the Underwriters.

     In case any of the conditions specified above in this Section 6 shall not have been fulfilled, this agreement may be terminated by the Representatives, upon mailing or delivering written notice thereof to FPL. Any such termination shall be without liability of any party to any other party except as otherwise provided in subsections (c) and (e) of Section 5 hereof and except that in the event of such termination by the Representatives, FPL shall reimburse the Underwriters for out-of-pocket expenses reasonably incurred by them in connection with the transactions contemplated by this agreement, not in excess, however, of an aggregate of $5,000.

     SECTION 7. Conditions of FPL's Obligations. The obligation of FPL to deliver the Bonds shall be subject to the following conditions:

       (a) No stop order suspending the effectiveness of the Registration Statement, and no order directed to the adequacy of any document incorporated by reference, shall be in effect at the Closing Date, and no proceedings for either such purpose shall be pending before, or threatened by, the Commission on such date.

       (b) On the Closing Date there shall be in full force and effect an authorization of the Florida Public Service Commission with respect to the issuance and sale of the Bonds on the terms herein stated or contemplated, and containing no provision unacceptable to FPL by reason of the fact that it is materially adverse to FPL, it being understood that no authorization in effect at the date of this agreement contains any such unacceptable provision.

     In case any of the conditions specified in this Section 7 shall not have been fulfilled, this agreement may be terminated by FPL upon mailing or delivering written notice thereof to the Representatives.
Any such termination shall be without liability of any party to any other party, except as otherwise provided in subsections (c) and (e) of
Section 5 hereof and except that in the event of such termination by FPL, FPL shall reimburse the Underwriters for out-of-pocket expenses reasonably incurred by them in connection with the transactions contemplated by this agreement, not in excess, however, of an aggregate of $5,000.

     SECTION 8.   Indemnification.

       (a) FPL agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of
     Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law, and to reimburse each such Underwriter and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the Effective Date of the Registration Statement), including all Incorporated Documents, or in the Registration Statement or the Prospectus, or in the Registration Statement or Prospectus, as they may be amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished herein or to FPL in writing by or on behalf of any Underwriter, through the Representatives or otherwise, for use in connection with the preparation of the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or arising out of, or based upon, statements in or omissions from Exhibits 26(a) and 26(b) to the Registration Statement which shall constitute the Statements of Eligibility and Qualification on Form T-1 of the Trustee under the Mortgage and provided, further, that the indemnity agreement contained in this paragraph in respect of any preliminary prospectus shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Bonds to any person if such Underwriter shall have failed to send or give to such person (i) with or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as amended or supplemented, if any amendments or supplements thereto shall have been furnished at or prior to the time of written confirmation of the sale involved, but exclusive of any Incorporated Documents unless, with respect to the delivery of any amendment or supplement, the alleged omission or alleged untrue statement is not corrected in such amendment or supplement at the time of confirmation, or (ii) with or prior to the delivery of such Bonds to such person, a copy of any amendment or supplement to the Prospectus which shall have been furnished subsequent to such written confirmation and prior to the delivery of such Bonds to such person, exclusive of any Incorporated Documents unless, with respect to the delivery of any amendment or supplement, the alleged omission or alleged untrue statement was not corrected in such amendment or supplement at the time of such delivery. The indemnity agreement of FPL contained in this paragraph and the representations and warranties of FPL contained in Section 1 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any such controlling person, and shall survive the delivery of the Bonds. The Underwriters agree promptly to notify FPL, and each other Underwriter, of the commencement of any litigation or proceedings against them or any of them or any such controlling person in connection with the issuance and sale of the Bonds.

       (b)   Each Underwriter agrees to indemnify and hold harmless
     FPL, its officers and directors, and each person who controls any thereof within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or other statute or common law, and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished herein or to FPL in writing by or on behalf of such Underwriter, through the Representatives or otherwise, for use in connection with the preparation of the Registration Statement or the Prospectus or any amendment or supplement to either thereof. The indemnity agreement of the respective Underwriters contained in this paragraph shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of FPL or any of its officers or directors or any such other Underwriter or any such controlling person, and shall survive the delivery of the Bonds. FPL agrees promptly to notify the Representatives of the commencement of any litigation or proceedings against FPL (or any controlling person thereof) or any of its officers or directors in connection with the issuance and sale of the Bonds.

       (c) FPL and the several Underwriters each agree that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought thereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action).

     SECTION 9. Termination. This agreement may be terminated by the Representatives by delivering written notice thereof to FPL, at any time prior to the Closing Date if (a) after the date hereof and at or prior to the Closing Date there shall have occurred any general suspension of trading in securities on the New York Stock Exchange, Inc. or there shall have been established by the New York Stock Exchange, Inc. or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities, or (b) there shall have occurred any new outbreak of hostilities including, but not limited to, an escalation of hostilities which existed prior to the date of this agreement or other national or international calamity or crisis, the effect of any such event specified in (a) or (b) above on the financial markets of the United States shall be such as to make it impracticable for the Underwriters to enforce contracts for the sale of the Bonds. This agreement may also be terminated at any time prior to the Closing Date if in the judgment of the Representatives the subject matter of any amendment or supplement to the Registration Statement or Prospectus prepared and furnished by FPL reflects a material adverse change in the business, properties or financial condition of FPL which renders it either inadvisable to proceed with such offering, if any, or inadvisable to proceed with the delivery of the Bonds to be purchased hereunder. Any termination of this agreement pursuant to this Section 9 shall be without liability of any party to any other party except as otherwise provided in subsections
(c) and (e) of Section 5 hereof.

     SECTION 10. Miscellaneous. The validity and interpretation of this agreement shall be governed by the law of the State of New York. This agreement shall inure to the benefit of FPL, the several Underwriters and, with respect to the provisions of Section 8 hereof, each controlling person referred to in said Section 8, and their respective successors. Nothing in this agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this agreement or any provision herein contained. The term "successors" as used in this agreement shall not include any purchaser, as such purchaser, of any Bonds from any of the several Underwriters.

     SECTION 11. Notices. All communications hereunder shall be in writing or by telegram and, if to the Underwriters, shall be mailed or delivered to the Representatives at the address set forth in the Proposal hereto, or if to FPL, shall be mailed or delivered to it at 700 Universe Boulevard, Juno Beach, Florida 33408, attention: Treasurer.